Exhibit 99.1

RUBICON TECHNOLOGY, INC. PROVIDES ADDITIONAL DETAILS ON

PRODUCTION CAPACITY EXPANSION PLANS

Franklin Park, Ill – December 21, 2009—Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today released additional details related to the Company’s two year capacity expansion plan which was outlined on its third quarter earnings conference call last month.

The Company is adding production capacity as its existing facilities are nearing maximum capacity and demand for sapphire substrates, particularly for use in the LED industry, is expected to be strong in coming years. Raja Parvez, President and CEO, noted, “We believe we are at the beginning of a long term growth cycle in the LED industry. Demand for LED backlighting for applications such as LED televisions and notebook computers continues to experience considerable growth. In addition, the other current LED applications, such as automotive and signage, should continue to strengthen as the global economy improves, and progress continues to be made in the area of general illumination.”

The Company plans to add a new 2nd generation crystal growth facility near its existing facilities in Illinois which will nearly double the current crystal growth capacity and will house larger furnaces providing even greater ability to serve the growing demand for large diameter substrates. Concurrent with the addition of another crystal growth facility, the Company will build a facility in Asia to expand post crystal growth processing operations. This facility will reduce manufacturing costs while enhancing revenue generating capacity through the expansion of large diameter post crystal growth processing capability.

Mr. Parvez continued, “These expansion initiatives are designed to ensure Rubicon maintains its global leadership in high quality, large diameter sapphire substrates and to ensure our pricing remains competitive while maximizing our revenue and margins generated from our existing and new manufacturing facilities.”

Both new facilities are expected to open by the end of next year. Equipment will then be installed and additional capacity will begin to come on-line. While additional capacity will begin coming on-line once the facilities are opened, the Company estimates that it will take approximately twelve months from the opening for all machinery and equipment to be installed and operational. The Company expects to spend between $60 and $65 million over the next two years on these two new facilities.

William Weissman, Rubicon’s Chief Financial Officer said “We expect both facilities to be fully operational by the end of 2011 and that this new capacity will increase our annual revenue generating capacity to at least $130 million once the facilities are fully operational. This estimate is based on today’s pricing and certain assumptions related to our product mix.”

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications.

Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the third quarter of 2009, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

CONTACT:

William Weissman

Chief Financial Officer

847-457-3610